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                                                                    EXHIBIT 11.2




                      CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Colorado BondShares A Tax-Exempt Fund:

We consent to the use of our report dated November 6, 1996 included in this Registration Statement and to the reference to our firm under the headings "Custodian and Auditors" and "Financial Highlights" in such Registration Statement.


                                     /s/ KPMG Peat Marwick LLP
                                     KPMG Peat Marwick LLP

Denver, Colorado
January 27, 1997